Exhibit 10.14
STOCKHOLDER AGREEMENT
     This Stockholder Agreement (the “Agreement”) is made as of September 25, 2008 by and among:
(i)	Ameresco, Inc., a Delaware corporation (the “Company”);

(ii)	Samuel T. Byrne (“Byrne”), AMCAP Holdings Ltd., a Bermuda limited company wholly-owned by Byrne (“AMCAP”) (Byrne and AMCAP, each a “Holder” and, collectively, the “Holders”);

(iii)	George P. Sakellaris (“Sakellaris”); and

(iv)	Such other Persons who from time to time become party hereto in accordance with the terms hereof.
Recitals
     WHEREAS, Byrne is the holder of 666,667 shares of the Common Stock and a warrant (“Byrne Warrant”) exercisable for an aggregate of up to 30,000 shares of the Common Stock at a purchase price of $0.01 per share;
     WHEREAS, AMCAP is the holder of a warrant (“AMCAP Warrant”, together with the Byrne Warrant, the “Warrants”) exercisable for an aggregate of up to 206,314 shares of the Common Stock at a purchase price of $0.01 per share;
     WHEREAS, on the date hereof, Sakellaris is the holder of shares of the Common Stock and preferred stock sufficient in the aggregate to vote a majority of the capital stock of the Company entitled to vote on all matters; and
     WHEREAS, the parties believe that it is in the best interests of the Company and the parties hereto to set forth their agreements on certain matters.
Agreement
     NOW THEREFORE, the parties hereto hereby agree as follows:
     1. EFFECTIVENESS; DEFINITIONS.
     1.1. Effectiveness. This Agreement shall become effective as of the date first set forth above.
     1.2. Definitions. Certain terms are used in this Agreement as specifically defined herein. These definitions are set forth or referred to in Section 7 hereof.

     2. “TAG ALONG” AND “DRAG ALONG” RIGHTS.
     2.1. Tag Along. If Sakellaris proposes to sell any Shares to any Person (hereinafter, the “Proposed Buyer”) in a transaction where the Holders are not also participating on substantially the same terms as Sakellaris and Sakellaris has not elected to exercise his Drag Along Rights (as defined below) under Section 2.2, Sakellaris shall furnish a written notice (the “Tag Along Notice”) to each of the Holders in the manner prescribed in Section 8.2 of this Agreement at least 10 days prior to such proposed sale. The Tag Along Notice shall include:
     (a) The principal terms of the proposed sale of Shares to be sold by Sakellaris (“Sakellaris Offered Shares”), including (i) the number and class of Sakellaris Offered Shares to be sold to the Proposed Buyer, (ii) the Tag Along Sale Percentage, (iii) the purchase price per Share to be received from the Proposed Buyer, and (iv) the name and address of the Proposed Buyer; and
     (b) An invitation to each of the Holders to make an offer to include in the proposed sale to the Proposed Buyer an additional number of Shares owned by such Holder not to exceed the Tag Along Sale Percentage of the total number of Shares then owned by such Holder (assuming conversion and exercise of all of the Shares owned by such Holder into Common Stock) on the same terms and conditions with respect to each Share included in the proposed sale of the Sakellaris Offered Shares.
     2.1.1. Exercise. Within 10 days after delivery of the Tag Along Notice in accordance with Section 8.2, each Holder that elects to offer Shares in the proposed sale (each a “Tag Along Seller” and, collectively, the “Tag Along Sellers”) shall furnish a written notice (the “Tag Along Offer”) to Sakellaris offering to include in the proposed sale to the Proposed Buyer up to the number of Shares owned by such Tag Along Seller not to exceed the Tag Along Sale Percentage of the total number of Shares then owned by such Tag Along Seller (assuming conversion and exercise of all of the Shares owned by such Tag Along Seller into Common Stock) (the number of Shares offered, the “Holder Offered Shares”). Each such Holder who does not accept Sakellaris’ invitation to include Holder Offered Shares in the proposed sale within the 10-day period after delivery of the Tag Along Notice shall be deemed to have waived all of such Holder’s right to include any Holder Offered Shares in the proposed sale to the Proposed Buyer subject to the provisions of Section 2.1.3.
     2.1.2. Reduction of Shares Sold. Sakellaris shall use commercially reasonable efforts to obtain the inclusion in the proposed sale of the entire number of Holder Offered Shares that each Tag Along Seller wishes to sell. If the Proposed Buyer does not wish to purchase all of the Shares made available by Sakellaris and the Tag Along Sellers, then Sakellaris and each Tag Along Seller shall be entitled to sell, at the price and on the terms and conditions set forth in the Tag Along Notice (provided that the price set forth in the Tag Along Offer with respect to shares of Common Stock shall be appropriately adjusted, if necessary, based on the conversion ratio of any Preferred Stock to be sold), a portion of the Shares being sold to the Proposed Buyer, in the same proportion as Sakellaris and such Tag Along Seller’s ownership of Shares (before giving effect to any proposed sale)

bears to the aggregate number of Shares owned by Sakellaris and all of the Tag Along Sellers. The transaction contemplated by the Tag Along Notice shall be consummated not later than 90 days after delivery of the Tag Along Notice to the Holders.
     2.1.3. Additional Compliance. If, before consummation of the proposed sale, the terms of the proposed sale change with the result that the per share price is greater than the per share price set forth in the Tag Along Notice, the Tag Along Notice shall be null and void, and it shall be necessary for a separate Tag Along Notice to be furnished, and the terms and provisions of Section 2.1 separately complied with, in order to consummate such proposed sale pursuant to this Section 2.1.
     2.1.4. This Section 2.1 shall not apply to any Transfer of Shares to Sakellaris’ spouse, children, grandchildren, parents, siblings or any spouse, children or grandchildren of any siblings (each of a “Sakellaris Relative”, and, collectively, the “Sakellaris Relatives”), or to a trust established for his or for the benefit of any Sakellaris Relative, or to any gift of Shares by Sakellaris.
     2.2. Drag Along. Each Holder hereby agrees that if Sakellaris has agreed to the sale of all or a portion of his Shares to any Person (a “Drag Along Buyer”), then Sakellaris shall have the right to require that each Holder (A) vote all of such Holder’s Shares in favor of such transaction, to the extent any such vote is required for the consummation of such transaction, (B) if applicable, sell, transfer or exchange the same proportion of such Holder’s Shares as Sakellaris is proposing to sell, transfer or exchange with such Drag Along Buyer (calculated as set forth below), and (C) execute and deliver such instruments of sale, transfer and exchange and take such other action, including executing any purchase agreement, merger agreement, indemnity agreement, escrow agreement or related documents, as may be reasonably required by Sakellaris and the Company in order to carry out the terms and provisions of this Section 2.2 (“Drag Along Rights”); provided, however, that the Holders liability in respect of any representations, warranties, covenants, indemnities or otherwise to the Drag Along Buyer be limited as follows: The aggregate amount of liability in connection with any sale of Shares will not exceed the lesser of each Holder’s pro rata portion of any such liability, to be determined in accordance with such Holder’s portion of the total number of Shares included in such sale. If requested to do so by Sakellaris, each Holder shall sell a number of such Holder’s shares determined by multiplying (a) the total number of Shares held by such Holder (assuming conversion and exercise of all Shares owned by such Holder into Common Stock) by (b) a fraction where the numerator is (i) the number of shares of Common Stock proposed to be sold by Sakellaris to the Drag Along Buyer (assuming conversion and exercise of all Shares to be sold by Sakellaris to the Drag Along Buyer into Common Stock) and the denominator is (ii) the total number of shares of Common Stock held by Sakellaris immediately prior to the proposed sale to such Drag Along Buyer (assuming conversion and exercise of all Shares owned by Sakellaris into Common Stock) (the “Drag Along Sale Percentage”).
     2.2.1. Exercise. If Sakellaris elects to exercise his rights under this Section 2.2, Sakellaris shall furnish a written notice (the “Drag Along Notice”) to each Holder. The Drag Along Notice shall set forth the principal terms of the proposed sale including (i) the number and class of Shares to be acquired from Sakellaris, (ii) the Drag Along Sale Percentage, (iii) the per share consideration to be received by Sakellaris with respect to each class of Shares that Sakellaris is proposing to sell to the Proposed Buyer, and (iv) the name and address of the Proposed Buyer. If Sakellaris consummates the proposed sale referenced in the Drag Along Notice, each Holder shall be bound and obligated to sell to the Proposed Buyer that number of such Holder’s Shares determined by multiplying the total number of Shares held by such Holder by the Drag Along Sale Percentage in exchange for the same terms and conditions with respect to each Share included in the proposed sale (subject to Section 2.3 in the case of Warrants) as Sakellaris will sell each of his Shares. If Sakellaris has not completed the proposed sale described in the Drag Along Notice within 90 days after the Holders are deemed under Section 8.2 hereof to have received such Drag Along Notice, such Drag Along Notice shall be null and void, each Holder shall be released from its obligation to sell its Shares pursuant to such Drag Along Notice, and it will be necessary for a separate Drag Along Notice to be furnished, and the terms and provisions of this Section 2.2 to be separately complied with, in order to consummate such proposed sale pursuant to this Section 2.2.
     2.3. Treatment of Warrants. If any Holder proposes to sell the Warrants in any sale pursuant to Sections 2.1 or 2.2, such Holder shall receive in exchange for such Warrants consideration equal to the amount (if greater than zero) determined by multiplying (a) the difference of the purchase price per share of Common Stock to received by Sakellaris in such sale less the per share exercise price of such Warrants by (b) the number of shares of Common Stock issuable upon exercise of the Warrants that are to be sold by such Holder in such sale.
     2.4. Miscellaneous. The following provisions shall be applied to any sale to which Section 2.1 or 2.2 applies:
     2.4.1. Non-Cash Consideration. In the event the consideration to be paid in exchange for Shares in a proposed sale pursuant to Section 2.1 or 2.2 includes any securities or other non-cash consideration, the Holders shall receive the same form of non-cash consideration as Sakellaris.
     2.4.2. Further Assurances. Each Holder, whether in his capacity as a Tag Along Seller, a seller to a Drag Along Buyer, or a stockholder, officer or director of the Company, or otherwise, will take or cause to be taken all such actions as may be necessary or reasonably desirable in order expeditiously to consummate each proposed sale pursuant to Section 2.1 or 2.2 and any related transactions, including, without limitation, executing, acknowledging and delivering consents, assignments, waivers and other documents or instruments; furnishing information and copies of documents; filing applications, reports, returns, filings and other documents or instruments with governmental authorities; and otherwise cooperating with Sakellaris and the Proposed Buyer; provided, however, that the Holders liability in respect of any representations, warranties, covenants, indemnities or otherwise to the Proposed Buyer be limited as follows: The aggregate amount of liability in connection with any sale of Shares will not exceed each Holder’s pro rata portion of any such liability, to be determined in accordance with such Holder’s portion of the total number of Shares included in such sale.

     2.4.3. Expenses. Sakellaris, each Holder, and the Company will each be responsible for their own costs in connection with any proposed sale pursuant to this Section 2 (whether or not consummated), including without limitation all attorneys fees and expenses, all accounting fees and charges and all finders, brokerage or investment banking fees, charges or commissions.
     2.4.4. Closing. At the closing of a sale to which Section 2.1 or 2.2 applies, each seller will deliver the certificates evidencing the Shares to be included in such sale by such seller, duly endorsed, or with stock (or equivalent) powers duly endorsed, for transfer with signature guaranteed, free and clear of any liens or encumbrances, with any stock (or equivalent) transfer tax stamps affixed, against delivery of the applicable consideration.
     2.5. Period. This Section 2 shall expire upon the earlier of (a) a Change of Control, (b) the closing of an Initial Public Offering, or (c) termination of this Agreement.
     3. PIGGYBACK REGISTRATION RIGHTS.
     3.1. General. Each time the Company proposes to file a Registration Statement which would permit registration of Registrable Securities held by the Holders, the Company will give notice to all Holders owning Registrable Securities of its intention to do so. Any such Holder of Registrable Securities may, by written response delivered to the Company within 10 days after the effectiveness of such notice, request that all or a specified part of the Registrable Securities held by such Holder be included in such registration, and, subject to the other terms of this Agreement, the Company thereupon will use its commercially reasonable efforts to cause to be included in such registration under the Securities Act all shares of Registrable Securities which the Company has been so requested to register by such Holders, to the extent required to permit the disposition (in accordance with the methods to be used by the Company or other holders of shares of Common Stock in such Public Offering) of the Registrable Securities to be so registered; provided that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 3 without obligation to the Holders. The incremental cost of including the Registrable Securities in a registration will be borne by the Holders.
     3.2. Underwritten Offerings. If the registration for which the Company gives notice pursuant to Section 3.1 is a Public Offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 3.1. In such event, (i) the right of any Holder to include his Registrable Securities in such registration pursuant to this Section 3 shall be conditioned upon such Holder’s participation in such underwriting on the terms set forth herein and (ii) the Holder including Registrable Securities in such registration shall enter into an underwriting agreement upon customary terms with the underwriter or underwriters selected for the underwriting by the Company. If any Holder, who has requested inclusion of its Registrable Securities in such registration as provided above, disapproves of the terms of the underwriting, such Holder may elect, by written notice to the Company, to withdraw his shares from such Registration Statement and underwriting. If the managing underwriter advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the shares held by a Holder shall be excluded from such Registration

Statement and underwriting to the extent deemed advisable by the managing underwriter, provided that none of the Shares held by Sakellaris are included in such Registration Statement.
     3.3. Excluded Transactions. The Company shall not be obligated to effect any registration of Registrable Securities under this Section 3 in connection with:
     3.3.1. Any Public Offering relating to employee benefit plans or dividend reinvestment plans; or
     3.3.2. Any Public Offering relating to the acquisition or merger after the date hereof by the Company or any of its subsidiaries of or with any other businesses; or
     3.3.3. The Initial Public Offering, unless Sakellaris will have requested that all or a specified part of his Shares be included in such offering.
     3.4. Additional Procedures. Each holder of Registrable Securities included in any registration shall furnish to the Company such information regarding such holder and the distribution proposed by such holder as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement. Holders of shares participating in any Public Offering pursuant to this Section 3.1 shall take all such actions and execute all such documents and instruments that are reasonably requested by the Company to effect the sale of their shares in such Public Offering, including, without limitation, being parties to the underwriting agreement entered into by the Company and, if applicable, any other selling shareholders in connection therewith and being liable in respect of the representations and warranties by, and any other agreements (including without limitation customary selling stockholder representations, warranties, indemnifications and “lock-up” agreements) for the benefit of the Company and the underwriters in connection with any registration of the Registrable Securities; provided, however, that (a) with respect to individual representations, warranties, indemnities and agreements of sellers of Shares in such Public Offering, the aggregate amount of such liability will not exceed such holder’s net proceeds actually received by such holder from such offering and (b) to the extent selling stockholders give further representations, warranties and indemnities, then with respect to all other representations, warranties and indemnities of sellers of shares in such Public Offering, the aggregate amount of such liability will not exceed the lesser of (i) such holder’s pro rata portion of any such liability, in accordance with such holder’s portion of the total number of Shares included in the offering or (ii) such holder’s net proceeds actually received by such holder from such offering.
     3.5. Termination. All of the Company’s obligations to register Registrable Securities under this Section 3 shall terminate upon the earliest of (a) the date on which no Holder holds any Registrable Securities or (b) termination of this Agreement.
     3.6. “Lock-Up” Agreement; Confidentiality. Each Holder agrees, if requested by the Company and the managing underwriter of the Initial Public Offering, (i) not to (a) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Registrable Shares or other securities of the Company (excluding securities acquired in the Initial Public Offering or in the public market after such offering) or (b) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of any Registrable Shares or other securities of the Company (excluding securities acquired in the Initial Public Offering or in the public market after such offering), whether any transaction described in clause (a) or (b) is to be settled by delivery of securities, in cash or otherwise, during the period beginning on the date of the filing of such registration statement with the Commission and ending 180 days after the date of the final prospectus relating to the Initial Public Offering (plus up to an additional 34 days to the extent requested by the managing underwriters for such offering in order to address Rule 2711(f) of FINRA or any similar successor provision) and (ii) to execute any agreement reflecting clause (i) above as may be requested by the Company or the managing underwriters at the time of such offering. The Company may impose stop-transfer instructions with respect to the Registrable Shares or other securities subject to the foregoing restriction until the end of such period. Any Holder receiving any written notice from the Company regarding the Company’s plans to file a Registration Statement shall treat such notice confidentially and shall not disclose such information to any person other than as necessary to exercise its rights under this Agreement.
     4. RIGHTS OF FIRST REFUSAL.
     4.1. Transfer Restrictions. Any Transfer of Shares by a Holder, other than according to the terms of this Agreement, shall be void and transfer no right, title, or interest in or to any of such Shares to the purported transferee. Each of the Holders hereby agrees that for so long as AMCAP holds any Shares, AMCAP at all times will be fully owned and controlled by Byrne and Byrne will be the sole owner of record and beneficially of all capital stock of AMCAP and a member of the board of directors of AMCAP. In furtherance of the foregoing, each Holder agrees that, for so long as AMCAP holds any Shares, there will be no transfer of shares of capital stock of AMCAP or any interest therein, nor any issuance of shares of capital stock of AMCAP nor any disposition of shares of capital stock of AMCAP, without the prior written consent of the Company and Sakellaris.
     4.2. If a Holder desires to Transfer any Shares, or any interest in a Holder’s Shares, in any transaction other than pursuant to Section 4.5, such Holder (the “Selling Holder”) shall first deliver written notice of his desire to do so (the “ROFR Notice”) to the Company and Sakellaris, in the manner prescribed in Section 8.2 of this Agreement. The ROFR Notice must specify: (a) the name and address of the party to which the Selling Holder proposes to Transfer any Shares or any interest in Shares (the “Offeror”), (b) the number of Shares the Selling Holder proposes to Transfer (the “Offered Shares”), (c) the consideration per Share to be delivered to the Selling Holder for the proposed sale, transfer or disposition, and (d) all other material terms and conditions of the proposed transaction.
     4.3. Company Option to Purchase. Subject to Section 4.5, the Company shall have the first option to purchase the Offered Shares for the consideration per share and on the terms and conditions specified in the ROFR Notice (“Purchase Option”). The Company may assign the Purchase Option, in whole or in part, to Sakellaris, provided that, in connection with any exercise of the Purchase Option following a partial assignment of the Purchase Option to Sakellaris, the Company and Sakellaris must agree to purchase all of the Offered Shares. To exercise the

Purchase Option to purchase the Offered Shares, the Company and Sakellaris, as the case may be, shall deliver written notice to the Selling Holder no later than 30 days after receiving the ROFR Notice. In the event the Company and Sakellaris, as the case may be, exercise the Purchase Option to purchase the Offered Shares, the closing of such purchase shall take place at the offices of the Company not later than the date 20 days after the expiration of such 30-day period.
     4.4. Sale of Offered Shares by Holders. In the event that the Company and Sakellaris do not elect to purchase the Offered Shares, the Selling Holder shall be entitled to sell the Offered Shares to the Offeror according to the terms set forth in the ROFR Notice. If the Selling Holder wishes to Transfer any such Offered Shares at a price per Share which differs from that set forth in the ROFR Notice, upon terms different from those previously offered to the Company and Sakellaris, or more than 90 days after delivery of the ROFR Notice to the Company, then, as a condition precedent to such transaction, such Shares must first be re-offered to the Company on such terms and conditions as given to the Offeror, and in accordance with the procedures and time periods set forth in this Section 4.
     4.5. Excluded Transfers. Any Holder may Transfer Shares to (a) his or her spouse, children, parents or grandchildren (collectively, “Approved Relatives”), (b) a trust established solely for the benefit of such Holder or Approved Relatives, or (c) subject to the Company’s approval, such approval not to be unreasonably withheld, a charity or other non-profit organization, which would be recognized as a charitable donation under the United States Internal Revenue Code of 1986, as amended; provided, however, that in each case the transferee delivers to the Company and Sakellaris prior to any such Transfer a written instrument agreeing to be bound by the terms of this Agreement as if the transferee were a Holder. A Holder may Transfer Shares to the other Holder; provided that the Company and Sakellaris are given prior written notice of any such Transfer. Furthermore, this Section 4 shall not apply to any Transfers of Shares made in accordance with Section 2 of this Agreement.
     4.6. Restriction on Transfer to Competitive Businesses. Notwithstanding anything herein to the contrary, a Holder shall not Transfer any Shares to any Person that is a engaged in a Competitive Business (as defined below). For purposes of this Section 4.6, “Competitive Business” means any business consistent with the business plan of the Company, as amended and in effect from time to time, including without limitation (i) the acquisition of and/or investment in existing energy infrastructure assets located in the United States, which shall include but not be limited to power production facilities generating electricity, chilled water, steam, hot water, refrigeration, and renewable energy sales, (ii) the acquisition of and/or investment in existing companies organized under the laws of the United States or any states thereof or any assets owned by such domestic companies (whether such assets are within or without the United States), if such companies or assets are engaged in generating electricity, chilled water, steam, hot water, refrigeration, and renewable energy, or the provision of goods and services relating to the consumption thereof in the United States, (iii) the investment in the development, design, construction and ownership of power production facilities generating electricity, chilled water, steam, hot water, refrigeration, and renewable energy sales, and/or (iv) the investment in the design and construction of energy services projects located in the United States for which the Company is under contract with a host client.

     4.7. Period. The rights and obligations of the Company and the Holders under this Section 4 shall expire upon the earlier of (a) a Change of Control, (b) the closing of an Initial Public Offering, or (c) termination of this Agreement.
     5. AMENDMENT, TERMINATION, ETC.
     5.1. No Oral Modifications. This Agreement may not be orally amended, modified, extended or terminated, nor shall any oral waiver of any of its terms be effective.
     5.2. Amendment and Waivers. This Agreement may be amended, modified, extended or terminated, and the provisions hereof may be waived, only by an agreement in writing signed by the Company, Sakellaris, and Holders holding a majority of the voting power of the Shares held by all Holders; provided, however, that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of the other party. Each such amendment, modification, extension, termination and waiver shall be binding upon each party hereto and each holder of shares subject hereto. In addition, each party hereto and each holder of shares subject hereto may waive any right hereunder by an instrument in writing signed by such party or holder.
     5.3. Termination. This Agreement shall terminate upon the earlier of (a) the closing of a Company Sale, (b) two years after the closing of the Initial Public Offering, or (c) the date on which the Holders hold in aggregate less than 2% of the Company’s outstanding Common Stock (after giving effect to the conversion into Common Stock of all outstanding shares of preferred stock and to the issuance of all shares of Common Stock reserved for issuance under employee stock plans of the Company).
     5.4. Effect of Termination. No termination under this Agreement shall relieve any Person of liability for breach prior to termination.
     6. FINANCIAL STATEMENTS; CONFIDENTIALITY.
     6.1. Financial Statements. Until the earlier of (i) the closing of an Initial Public Offering, (ii) a Change of Control, or (iii) termination of this Agreement, the Company will furnish to each Holder of Shares representing at least 1% of the outstanding Common Stock of the Company (after giving effect to the conversion into Common Stock of all outstanding shares of preferred stock and exercise of all outstanding warrants and options to purchase capital stock of the Company), the following: (a) an unaudited balance sheet of the Company as at the end of each fiscal quarter, and unaudited financial statements of income and of cash flows of the Company for such fiscal quarter, all prepared according to generally accepted accounting principles of the United States consistently applied (“GAAP”), except that such unaudited financial statements may not be in accordance with GAAP because of the absence of footnotes normally contained therein and are subject to normal year-end audit adjustments, provided within 30 days of when such financial statements become available to the Company; and (b) an audited balance sheet of the Company for its fiscal year, and audited statements of income and of cash flows of the Company for such year, certified by independent accounts, and prepared according to GAAP, provided within 30 days of when such financial statements become available to the Company.

     6.2. Confidentiality. Each Holder agrees that he will keep confidential and will not disclose, divulge or use for any purpose, other than to monitor its investment in the Company, any Confidential Information, unless such Confidential Information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 6.2 by such Holder), (b) is or has been made known or disclosed to the Holder by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that a Holder may disclose Confidential Information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company, (ii) to any prospective purchaser of any Shares from such Holder as long as such prospective purchaser enters into a written confidentiality agreement in favor of the Company in the form attached hereto as Exhibit A , or (iii) as may otherwise be required by law, provided that the Holder takes reasonable steps to minimize the extent of any such required disclosure.
     7. DEFINITIONS.
     7.1. Certain Matters of Construction. In addition to the definitions referred to or set forth below in this Section 7:
     7.1.1. The words “hereof”, “herein”, “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular Section or provision of this Agreement, and reference to a particular Section of this Agreement shall include all subsections thereof;
     7.1.2. Definitions shall be equally applicable to both nouns and verbs and the singular and plural forms of the terms defined; and
     7.1.3. The masculine, feminine and neuter genders shall each include the other.
     7.2. Definitions. The following terms shall have the following meanings:
     “Affiliates” shall mean, in the case of Sakellaris, (a) any person or entity which, directly or indirectly, controls, is controlled by or is under common control by Sakellaris, (b) his lineal descendants or antecedents, spouse, brother or sister or adopted child or adopted grandchild or any lineal descendants or antecedents of Sakellaris’ spouse, brother or sister or adopted child or adopted grandchild (“Approved Relatives”), or (c) a trust established solely for the benefit of Sakellaris or any of his Approved Relatives.
     “Agreement” shall have the meaning set forth in the Preamble.
     “Approved Relatives” shall have the meaning set forth in Section 4.5.
     “Change of Control” shall mean (a) any change in the ownership of the capital stock of the Company if, immediately after giving effect thereto, any Person (or group of Persons acting in concert) other than Sakellaris and his Affiliates has the direct or indirect power to elect a majority of the members of the Board or (b) any change in the ownership of the capital stock of the Company if, immediately after giving effect thereto, Sakellaris and his Affiliates will own less than 35% of the Common Stock of the Company (giving effect to the conversion into Common Stock of all outstanding shares of convertible preferred stock).
     “Commission” shall mean the United States Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.
     “Common Stock” means the common stock, $.0001 par value per share, of the Company.
     “Company” shall have the meaning set forth in the Preamble.
     “Company Sale” means: (a) a merger or consolidation in which (i) the Company is a constituent party, or (ii) a Company Subsidiary is a constituent party and the Company issues shares of its capital stock pursuant to such merger or consolidation, except in the case of either clause (i) or (ii) any such merger or consolidation involving the Company or a Company Subsidiary in which the shares of capital stock of the Company outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock which represent, immediately following such merger or consolidation, more than 50% by voting power of the capital stock of (A) the surviving or resulting corporation or (B) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; (b) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or a Company Subsidiary of all or substantially all the assets of the Company and the Company Subsidiaries taken as a whole (except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned Company Subsidiary); or (c) the sale or transfer, in a single transaction or series of related transactions, by the stockholders of the Company of more than 50% by voting power of the then-outstanding capital stock of the Company to any person or entity or group of affiliated persons or entities.
     “Company Subsidiary” means any corporation, partnership, trust, limited liability company or other non-corporate business enterprise in which the Company (or another Company Subsidiary) holds stock or other ownership interests representing (a) more than 50% of the voting power of all outstanding stock or ownership interests of such entity or (b) the right to receive more than 50% of the net assets of such entity available for distribution to the holders of outstanding stock or ownership interests upon a liquidation or dissolution of such entity.
     “Confidential Information” means any non-public information which a Holder obtains from the Company pursuant to this Agreement, including, without limitation, any notice of registration provided to a Holder pursuant to Section 3 of this Agreement or any financial statements delivered pursuant to Section 6 of this Agreement.
     “Drag Along Buyer” shall have the meaning set forth in Section 2.2.
     “Drag Along Notice” shall have the meaning set forth in Section 2.2.1.
     “Drag Along Sale Percentage” shall have the meaning set forth in Section 2.2.

     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.
     “GAAP” shall have the meaning set forth in Section 6.1.
     “Initial Public Offering” means the initial underwritten public offering of shares of Common Stock pursuant to an effective Registration Statement.
     “Offeror” shall have the meaning set forth in Section 4.2.
     “Person” shall mean any individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.
     “Public Offering” shall mean a public offering and sale of Common Stock for cash pursuant to an effective Registration Statement.
     “Registrable Securities” shall means (a) the shares of Common Stock held by the Holders on the date hereof, (b) the shares of Common Stock issuable upon the exercise of the Warrants, and (c) any other shares of Common Stock issued in respect of such shares because of stock splits, stock dividends, reclassifications, recapitalizations or similar events; provided, however, that shares of Common Stock which are Registrable Securities shall cease to be Registrable Securities (i) upon any sale pursuant to a Registration Statement or Rule 144 under the Securities Act, or (ii) such times as all Registrable Shares are eligible for sale under Rule 144(b)(1)(i) of the Securities Act.
     “Registration Statement” means a registration statement filed by the Company with the Commission for a public offering and sale of securities of the Company (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a similar limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).
     “ROFR Notice” shall have the meaning set forth in Section 4.2.
     “Sakellaris Offered Shares” shall have the meaning set forth in Section 2.1(a).
     “Securities Act” shall mean the Securities Act of 1933, as in effect from time to time.
     “Selling Holder” shall have the meaning set forth in Section 4.2.
     “Shares” shall mean all shares of capital stock of the Company, or options, warrants, including without limitation, the Warrants, or other rights to acquire capital stock of the Company, held by any Holder, whether now owned or hereafter acquired.
     “Tag Along Notice” shall have the meaning set forth in Section 2.1.
     “Tag Along Offer” shall have the meaning set forth in Section 2.1.1.

     “Tag Along Seller” shall have the meaning set forth in Section 2.1.1.
     “Tag Along Sale Percentage” shall mean the percentage determined by dividing (A) the aggregate number of shares of Common Stock represented by the Sakellaris Offered Shares (assuming conversion and exercise of all such Sakellaris Offered Shares into Common Stock) described in the Tag Along Notice by (B) the total number of shares of Common Stock owned by Sakellaris on the date of such Tag Along Notice (assuming conversion and exercise of all Shares owned by Sakellaris into Common Stock).
     “Transfer” shall mean any sale, pledge, assignment, encumbrance or other transfer or disposition of any shares to any other Person, whether directly, indirectly, voluntarily, involuntarily, by operation of law, pursuant to judicial process or otherwise.
     “Warrants” shall have the meaning set forth in the Recitals.
     8. MISCELLANEOUS.
     8.1. Authority; Effect. Each party hereto represents and warrants to and agrees with each other party that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized on behalf of such party and do not violate any agreement or other instrument applicable to such party or by which its assets are bound. This Agreement does not, and shall not be construed to, give rise to the creation of a partnership among any of the parties hereto, or to constitute any of such parties members of a joint venture or other association.
     8.2. Notices. Any notices and other communications required or permitted in this Agreement shall be effective if in writing and (a) delivered personally or (b) sent by a reputable nationwide overnight courier service guaranteeing next business day delivery or by registered or certified mail, postage prepaid, in each case, addressed as follows:
          If to a Holder, at its address set forth on the signature page to this Agreement, or at such other address as may have been furnished in writing by such Holder to the other parties hereto, with a copy (which copy shall not constitute notice) to:
Ropes & Gray LLP
One International Place
Boston, Massachusetts 02110
Fax: (617) 951-7050
Attention: Mark V. Nuccio
If to the Company, to:
Ameresco, Inc.
111 Speen St., Ste. 410
Framingham, Massachusetts 01701
Fax: (508) 661-2201
Attention: Chief Executive Officer

with a copy (which copy shall not constitute notice) to:

WilmerHale
60 State Street
Boston, Massachusetts 02109
Fax: (617) 526-5000
Attention: Peter N. Handrinos
If to Sakellaris, to:
George P. Sakellaris
c/o Ameresco, Inc.
111 Speen St., Ste. 410
Framingham, Massachusetts 01701
Fax: (508) 661-2201
     Notice to the holder of record of any Shares shall be deemed to be notice to the holder of such Shares for all purposes hereof.
     Unless otherwise specified herein, such notices or other communications shall be deemed delivered or effective (a) on the date received, if personally delivered, (b) two business days after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery and (c) three business days after deposit with the U.S. Postal Service, if sent by registered or certified mail. Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.
     8.3. No Assignment. The rights of the Holders hereunder are not assignable without the Company’s written consent. Except as expressly set forth herein or in connection with an assignment by the Company by operation of law to the acquirer of the Company, the rights and obligations of the Holders hereunder may not be assigned under any circumstances.
     8.4. Binding Effect, Etc. Except for restrictions on Transfer of shares set forth in other agreements, plans or other documents, this Agreement constitutes the entire agreement of the parties with respect to its subject matter, supersedes all prior or contemporaneous oral or written agreements or discussions with respect to such subject matter, and shall be binding upon and inure to the benefit of the parties hereto and their respective permitted heirs, representatives, successors and assigns.
     8.5. Descriptive Headings. The descriptive headings of this Agreement are for convenience of reference only, are not to be considered a part hereof and shall not be construed to define or limit any of the terms or provisions hereof.
     8.6. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one instrument.

     8.7. Severability. In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law. The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.
     9. GOVERNING LAW; REMEDIES.
     9.1. Governing Law. This Agreement shall be governed by and construed in accordance with the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.
     9.2. Exercise of Rights and Remedies. No delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any such delay, omission nor waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, each party to the Agreement shall be entitled to specific performance of the agreements and obligations of the other parties hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.
     10. EXPENSES
     10.1. All fees and expenses incurred in connection with this Agreement shall be paid by the respective parties including, but not limited to, attorney fees and out of pocket expenses, unless indicated otherwise elsewhere in this Agreement.
[Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement (or caused this Agreement to be executed on its behalf by its officer or representative thereunto duly authorized) under seal as of the date first above written.

THE COMPANY:	AMERESCO, INC.
	By:	/s/ George P. Sakellaris
		Name:	George P. Sakellaris
		Title:	Chief Executive Officer

SAKELLARIS:
/s/ George P. Sakellaris
George P. Sakellaris

THE HOLDERS:	AMCAP Holdings Ltd.
	By:	/s/ Samuel T. Byrne
		Name:	Samuel T. Byrne
Title:

Address:	c/o CrossHarbor Capital Advisors
One Boston Place
Boston, MA 02108-4406 Fax: (617) 624-8999 Attention: Samuel T. Byrne

/s/ Samuel T. Byrne
Samuel T. Byrne

Address:	c/o CrossHarbor Capital Advisors
One Boston Place
Boston, MA 02108-4406 Fax: (617) 624-8999 Attention: Samuel T. Byrne

     IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement (or caused this Agreement to be executed on its behalf by its officer or representative thereunto duly authorized) under seal as of the date first above written.

THE COMPANY:	AMERESCO, INC.
	By:	/s/ George P. Sakellaris
		Name:	George P. Sakellaris
		Title:	Chief Executive Officer

SAKELLARIS:
/s/ George P. Sakellaris
George P. Sakellaris

THE HOLDERS:	AMCAP Holdings Ltd.
	By:	/s/ Samuel T. Byrne
		Name:	Samuel T. Byrne
		Title:	Member

Address:	c/o CrossHarbor Capital Advisors
One Boston Place
Boston, MA 02108-4406 Fax: (617) 624-8999 Attention: Samuel T. Byrne

/s/ Samuel T. Byrne
Samuel T. Byrne

Address:	c/o CrossHarbor Capital Advisors
One Boston Place
Boston, MA 02108-4406 Fax: (617) 624-8999 Attention: Samuel T. Byrne

[Stockholder Agreement Signature Page]

     IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement (or caused this Agreement to be executed on its behalf by its officer or representative thereunto duly authorized) under seal as of the date first above written.

THE COMPANY:	AMERESCO, INC.
	By:	George P. Sakellaris
		Name:	George P. Sakellaris
		Title:	Chief Executive Officer

SAKELLARIS:
/s/ George P. Sakellaris
George P. Sakellaris

THE HOLDERS:	AMCAP Holdings Ltd.
	By:	/s/ Jonathan Betts
		Name:	Jonathan Betts
		Title:	Director

Address:	c/o CrossHarbor Capital Advisors
One Boston Place
Boston, MA 02108-4406 Fax: (617) 624-8999 Attention: Samuel T. Byrne

/s/ Samuel T. Byrne
Samuel T. Byrne

Address:	c/o CrossHarbor Capital Advisors
One Boston Place
Boston, MA 02108-4406 Fax: (617) 624-8999 Attention: Samuel T. Byrne

[Stockholder Agreement Signature Page]